NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS THIRD QUARTER RESULTS
Net Income of $221 Million, Return on Equity of 19.2%

Greenwich, CT, October 25, 2016 -- W. R. Berkley Corporation (NYSE: WRB) today reported net income for the third quarter of 2016 of $221 million, or $1.72 per share.

Summary Financial Data
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2016	2015	2016	2015

Gross premiums written	$1,868,849	$1,822,581	$5,763,911	$5,485,784
Net premiums written	1,607,365	1,571,037	4,913,656	4,690,364

Net income to common stockholders	220,650	152,607	449,127	393,949
Net income per diluted share	1.72	1.18	3.50	3.02

Operating income (1)	113,641	118,568	333,522	331,124
Operating income per diluted share	0.88	0.92	2.60	2.54

Return on equity (2)	19.2%	13.3%	13.0%	11.4%

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains and related expenses.

(2)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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Third quarter highlights included:

•	The combined ratio was 93.9%.

•	Investment income increased 9.3%.

•	Realized pre-tax gains of $176 million, including $135 million from the sale of Aero Precision Industries.

•	Total capital returned to shareholders of $139 million, including $62 million of share repurchases and $77 million of special and ordinary dividends.

•	Book value per share grew 8.5% for the first nine months of 2016.

The Company commented:

We were pleased with our third-quarter profitability.  We reported sound underwriting results, with a 93.9% combined ratio. Both the loss ratio and the expense ratio were in line with our expectations. The insurance market continues to become incrementally more competitive and growth is more difficult to attain, yet good opportunities remain in many parts of our business.

In today’s volatile business environment, even the most careful risk assessment and pricing decisions are likely to result in less predictable outcomes, especially in a business as inherently uncertain as property casualty insurance. Thus we continue to work diligently to manage our exposures and believe we will continue to be rewarded with strong risk-adjusted returns due to our low volatility.

Our results in the third quarter were greatly augmented by realized gains of $176 million, before taxes. In the current low-yield environment, we have pursued investment opportunities that offer more attractive total returns, with modest incremental risk. This strategy has been successful, enabling us to deliver double-digit returns on equity to our shareholders over the long term.

We expect variable quarterly returns on equity and continue to have an annual goal of 15% after tax. We anticipate that the future will offer great opportunities.

Webcast Conference Call
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on October 25, 2016, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at http://www.wrberkley.com/investor-relations/events-and-presentations.aspx.
A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2016 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's expected withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2015; the ability of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or data security; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2016 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2016	2015	2016	2015
Revenues:
Net premiums written	$1,607,365	$1,571,037	$4,913,656	$4,690,364
Change in unearned premiums	(21,421)	(39,479)	(240,584)	(193,752)
Net premiums earned	1,585,944	1,531,558	4,673,072	4,496,612
Investment income	145,668	133,214	404,850	385,036
Insurance service fees	32,135	35,192	109,437	107,652
Net realized investment gains	175,738	66,419	207,508	113,020
Other than temporary impairments	—	(12,515)	(18,114)	(12,515)
Revenues from non-insurance businesses	80,242	107,059	305,787	305,261
Other income	—	30	—	335
Total revenues	2,019,727	1,860,957	5,682,540	5,395,401
Expenses:
Losses and loss expenses	965,856	926,355	2,852,339	2,733,298
Other operating costs and expenses	606,348	573,541	1,770,450	1,698,169
Expenses from non-insurance businesses	78,865	100,500	291,127	288,900
Interest expense	37,043	31,641	104,019	99,210
Total expenses	1,688,112	1,632,037	5,017,935	4,819,577
Income before income taxes	331,615	228,920	664,605	575,824
Income tax expense	(110,952)	(76,184)	(214,789)	(181,595)
Net income before noncontrolling interests	220,663	152,736	449,816	394,229
Noncontrolling interests	(13)	(129)	(689)	(280)
Net income to common stockholders	$220,650	$152,607	$449,127	$393,949

Net income per share:
Basic	$1.80	$1.24	$3.66	$3.17
Diluted	$1.72	$1.18	$3.50	$3.02

Average shares outstanding:
Basic	122,562	123,163	122,652	124,294
Diluted	128,556	128,947	128,501	130,563

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1) (2)

	Third Quarter		Nine Months
	2016	2015	2016	2015
Insurance:
Gross premiums written	$1,696,071	$1,651,246	$5,212,415	$5,002,603
Net premiums written	1,449,767	1,412,327	4,410,254	4,238,544
Premiums earned	1,431,664	1,379,501	4,206,887	4,042,159
Pre-tax income	215,648	204,109	604,825	575,748
Loss ratio	60.9%	60.6%	61.1%	61.0%
Expense ratio	32.4%	32.6%	32.4%	32.6%
GAAP combined ratio	93.3%	93.2%	93.5%	93.6%

Reinsurance:
Gross premiums written	$172,778	$171,335	$551,496	$483,181
Net premiums written	157,598	158,710	503,402	451,820
Premiums earned	154,280	152,057	466,185	454,453
Pre-tax income	22,171	22,413	61,041	69,797
Loss ratio	61.1%	59.1%	60.7%	58.9%
Expense ratio	38.5%	39.0%	39.0%	37.8%
GAAP combined ratio	99.6%	98.1%	99.7%	96.7%

Corporate and Eliminations:
Net realized investment gains	$175,738	$53,904	$189,394	$100,505
Interest expense	(37,043)	(31,641)	(104,019)	(99,210)
Other revenues and expenses	(44,899)	(19,865)	(86,636)	(71,016)
Pre-tax income (loss)	93,796	2,398	(1,261)	(69,721)

Consolidated:
Gross premiums written	$1,868,849	$1,822,581	$5,763,911	$5,485,784
Net premiums written	1,607,365	1,571,037	4,913,656	4,690,364
Premiums earned	1,585,944	1,531,558	4,673,072	4,496,612
Pre-tax income	331,615	228,920	664,605	575,824
Loss ratio	60.9%	60.5%	61.0%	60.8%
Expense ratio	33.0%	33.2%	33.1%	33.2%
GAAP combined ratio	93.9%	93.7%	94.1%	94.0%

(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2) Commencing with the first quarter of 2016, the Company reports its operating results in two segments - Insurance (formerly, Insurance-Domestic and Insurance-International) and Reinsurance. Reclassifications have been made to the Company's 2015 financial information to conform with this presentation.

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Supplemental Information
(Amounts in thousands)

	Third Quarter		Nine Months
	2016	2015	2016	2015
Net premiums written:
Other liability	$493,097	$438,183	$1,449,861	$1,292,678
Workers' compensation	352,629	356,879	1,101,579	1,083,720
Short-tail lines (1)	295,941	315,781	975,246	991,221
Commercial automobile	168,819	174,062	495,097	512,982
Professional liability	139,281	127,422	388,471	357,943
Total Insurance	1,449,767	1,412,327	4,410,254	4,238,544
Casualty reinsurance	91,344	109,014	296,037	313,455
Property reinsurance	66,254	49,696	207,365	138,365
Total Reinsurance	157,598	158,710	503,402	451,820
Total	$1,607,365	$1,571,037	$4,913,656	$4,690,364

Losses from catastrophes:
Insurance	$8,742	$6,547	$58,054	$43,699
Reinsurance	3,425	959	10,258	2,756
Total	$12,167	$7,506	$68,312	$46,455

Investment income:
Core portfolio (2)	$113,934	$107,680	$331,580	$322,728
Investment funds	25,293	22,926	60,387	50,838
Arbitrage trading account	6,441	2,608	12,883	11,470
Total	$145,668	$133,214	$404,850	$385,036

Other operating costs and expenses:
Underwriting expenses	$523,254	$508,815	$1,544,792	$1,491,109
Service expenses	32,441	29,856	103,868	93,314
Net foreign currency gains	(2,193)	(5,743)	(11,547)	(3,234)
Other costs and expenses	52,846	40,613	133,337	116,980
Total	$606,348	$573,541	$1,770,450	$1,698,169

Cash flow from operations	$394,192	$287,452	$726,510	$620,335

Reconciliation of net income to operating income:
Net Income	$220,650	$152,607	$449,127	$393,949
Pre-tax investment gains, net of related expenses	(168,779)	(52,367)	(182,004)	(96,654)
Income tax expense	61,770	18,328	66,399	33,829
Operating income after tax	$113,641	$118,568	$333,522	$331,124

(1) Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.
(2) Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(3) Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains. Beginning with the third quarter of 2016, investment gains are computed net of related expenses, including performance-based compensatory costs associated with such investment gains. Prior periods have been adjusted to reflect this presentation. Management believes this measurement provides a useful indicator of trends in the Company’s underlying operations.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	September 30, 2016	December 31, 2015

Net invested assets (1)	$17,726,972	$16,460,690
Total assets	23,345,656	21,724,156
Reserves for losses and loss expenses	11,097,830	10,669,150
Senior notes and other debt	1,762,487	1,844,621
Subordinated debentures	727,390	340,320
Common stockholders’ equity (2)	4,925,765	4,600,246
Common stock outstanding (3)	121,685	123,308
Book value per share (4)	40.48	37.31
Tangible book value per share (4)	38.98	35.78

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.

(2)
After-tax unrealized investment gains were $315 million and $181 million as of September 30, 2016 and December 31, 2015, respectively. Unrealized currency translation losses were $325 million and $247 million as of September 30, 2016 and December 31, 2015, respectively.

(3)
During the three months ended September 30, 2016, the Company repurchased 1,087,285 shares of its common stock for $62.4 million. During the first nine months of 2016, the Company repurchased 1,821,340 shares of its common stock for $99.9 million.

(4)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
September 30, 2016
(Amounts in thousands)

	Carrying Value	Percent of Total

Fixed maturity securities:
United States government and government agencies	$554,993	3.1%
State and municipal:
Special revenue	2,853,455	16.1%
State general obligation	595,227	3.4%
Pre-refunded	399,021	2.2%
Local general obligation	396,076	2.2%
Corporate backed	389,544	2.2%
Total state and municipal	4,633,323	26.1%
Mortgage-backed securities:
Agency	905,958	5.1%
Residential - Prime	225,754	1.3%
Commercial	109,044	0.6%
Residential — Alt A	38,818	0.2%
Total mortgage-backed securities	1,279,574	7.2%
Asset-backed securities	2,268,861	12.8%
Corporate:
Industrial	2,275,880	12.9%
Financial	1,335,507	7.5%
Utilities	210,749	1.2%
Other	92,032	0.5%
Total corporate	3,914,168	22.1%
Foreign government	965,752	5.5%
Total fixed maturity securities (1)	13,616,671	76.8%
Equity securities available for sale:
Preferred stocks	123,303	0.7%
Common stocks	35,671	0.2%
Total equity securities available for sale	158,974	0.9%
Investment funds (2)	1,229,634	6.9%
Real estate	1,108,482	6.3%
Cash and cash equivalents (3)	896,249	5.1%
Arbitrage trading account	602,965	3.4%
Loans receivable	113,997	0.6%
Net invested assets	$17,726,972	100.0%

(1)	Total fixed maturity securities had an average rating of AA- and an average duration of 3.0 years, including cash and cash equivalents.

(2)
Investment funds include an investment in publicly traded common stock of HealthEquity, Inc. (HQY), which is carried on the equity method of accounting. At September 30, 2016, the investment in HQY had a carrying value of $53.1 million and a fair value of $453.0 million. Investment funds are net of related liabilities of $2.1 million. In October 2016, the Company sold approximately 2.2 million shares in HQY and realized a pre-tax gain of approximately $65 million. Following the completion of the sale, the Company expects to begin reporting its investment in HQY at fair value.

(3)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

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Foreign Government Fixed Maturity Securities
September 30, 2016
(Amounts in thousands)

Carrying Value

Argentina	$257,991
Australia	244,658
Canada	167,794
United Kingdom	129,265
Germany	43,069
Brazil	39,459
Norway	34,369
Supranational (1)	33,061
Colombia	6,040
Uruguay	5,158
Singapore	4,888
Total	$965,752

(1)	Supranational represents investments in the North American Development Bank, European Investment Bank and International Bank for Reconstruction & Development.